Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Employment Agreement (this “Amendment”), is entered into as of May 29, 2014, by and between Empire Resorts, Inc., a Delaware corporation (the “Company”), and Joseph A. D’Amato (the “Executive” and, together with the Company, “the Parties”).

WITNESSETH:

WHEREAS, Empire and Executive entered into an Employment Agreement dated as of November 26, 2012 (hereinafter the “Employment Agreement”); and

WHEREAS, the Parties desire to amend the Employment Agreement.

NOW, THEREFORE, the Parties hereto agree to amend the Employment Agreement as follows, effective as of July 1, 2014:

1.	Section 5(b) will be deleted in its entirety and replaced with the following:

“For purposes of this Agreement, ‘Change in Control’ shall be deemed to have occurred if:

i. a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

ii. the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

iii. the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates;

iv. a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates; or

v. The individuals who, as of the date hereof, constitute the members of the Board (the “Current Board Members”) cease, by reason of a financing, merger, combination, acquisition,

takeover or other non-ordinary course transaction affecting the Company, to constitute at least a majority of the members of the Board unless such change is approved by the Current Board Members.

For purposes of this Section 5(b), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act of 1934, as amended (the “Exchange Act”). In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.”

The Parties hereby agree that, except as specifically provided in and modified by this Amendment, the Employment Agreement is in all other respects hereby ratified and confirmed and references to the Employment Agreement shall be deemed to refer to the Employment Agreement as modified by this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

EMPIRE RESORTS, INC.

By:	/s/ Laurette J. Pitts
	Name:	Laurette J. Pitts
	Title:	Senior Vice President, Chief Operating Officer and Chief Executive Officer

EXECUTIVE

/s/ Joseph A. D’Amato
Joseph A. D’Amato

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